Exhibit (c)(15)
SCENARIO: Phoenix IV Buyout Analysis PROJECT PHOENIX 10/25/2007 9:10 AM Table of Contents Section Page Sources and Uses of Funds and Financing Terms 1 Implied Valuation at Various Offer Prices 2 Return Analysis 3 IRR Sensitivity Analysis 4 Model Assumptions 6 Pro Forma Coverages 7 Financial Summary 8 Financing Assumptions 9 Income Statements 10 Cash Flow Analysis and Capitalization Table 11 Balance Sheets 12 Debt Capacity 13 Debt Schedule 14 Supporting Data: Pro Forma and Operating Assumptions 16 Depreciation and Amortization Schedules 17 Structure Cash $ 5,385 Revolver 5,000 Senior Debt 25,000 Subordinated Debt 20,000 Bridge Loan 0 Preferred Stock 0 Common Stock 32,500 Total Sources of Funds $87,885 Case: Base

SOURCES AND USES OF FUNDS AND FINANCING TERMS
PROJECT PHOENIX
Case: Base
Page 1

($ in thousands except as otherwise noted)

TRANSACTION DATE 12/31/2007

SOURCES OF FUNDS	$	% of Capital	Pro Forma LTM EBITDA Mult.
Cash (c)	$5,385	6.1%	0.4x
Revolver	5,000	5.7%	0.8x
Senior Debt	25,000	28.4%	2.7x
Subordinated Debt	20,000	22.8%	4.2x
Seller Note	0	0.0%	4.2x
Preferred Stock	0	0.0%	4.2x
Financial Sponsor Equity	32,500	37.0%	6.7x
Total Sources of Funds	**$87,885**	**100.0%**	

USES OF FUNDS		
Purchase of Phoenix I Common Equity	$	69,486
Refinance Senior Debt		0
Refinance Capital Lease Obligations		0
Tender of Phx II Shares		14,900
Other		0
Other		0
Transaction Fees and Expenses		3,500
Total Uses of Funds		**$87,885**

TRANSACTION SUMMARY

DEBT SOURCES	Amount	Rate
Revolver	5,000	6.50%
Senior Debt	25,000	7.00%
Subordinated Debt	20,000	10.00%

TRADING INFORMATION / VALUATION

Enterprise Value		Phoenix I Current		@ Deal
Share Price	10/24/2007	$ **12.25**		$ **14.00**
Fully Diluted Shares (a)		**5,134**		**4,963**
Equity Market Value		$ **62,891**		$ **69,486**
Plus: Debt, Preferred & MI (b)		$30,940		$14,900
Less: Cash		$25,816		$0
Plus: Transaction Costs		$0		$3,500
Enterprise Value		$ **68,015**		$ **87,885**

EQUITY SOURCES

		Amount	Ownership
Management Equity from Stock & Option Roll-over *		5,700	14.9%
Management Carry		0	15.0%
Financial Sponsor		32,500	70.1%
Total Equity	$	38,200.4	100.0%

* Management Equity reflects the value of contributed shares and options at the offer price of $14.00

Multiple Analysis	Current	@ Deal
LTM EBITDA	5.2x	6.7x
2007 P EBITDA	5.5x	7.1x
2008 E EBITDA	4.3x	5.6x
2009 E EBITDA	4.1x	5.3x
2008 E P/E	19.5x	26.2x
2009 E P/E	18.1x	24.3x

Phoenix I ownership of Phx II:			
Share Price	10/24/2007	$ 12.15	$ 32,139.3
Shares Held		2,645.2	

DEBT CAPACITY ANALYSIS

LTM EBITDA PHX I		$13,100
Debt/EBITDA Coverage		5.0x
Implied Debt Capacity		$65,500.0
Reg. T Loan	0.0%	$ -
Adj. Debt Capacity		$65,500.0
Less Current Debt		(18,369)
Incremental Debt Capacity		47,131.3

EQUITY SPONSOR IRR CALCULATION

EBITDA Exit Multiple	2011	2012	2013
7.0x	20.5%	25.3%	30.1%
8.0x	26.3%	30.9%	35.7%
9.0x	31.3%	35.9%	40.6%

SUMMARY CREDIT / LEVERAGE STATISTICS

	2007 Pro Forma	2008	2009
Total Debt/EBITDA	5.0x	4.2x	4.0x
EBITDA/Interest Expense	2.8x	3.3x	3.6x
(EBITDA - Capex)/Interest Expense	1.7x	1.8x	2.1x

GOODWILL CALCULATION

Purchase Price of Equity	$ 84,385.3
Less: Tangible Book Value of Phoenix II	(44,124.9)
	$ 40,260.3

(a) Fully Diluted Shares equals 5,133,971 shares outstanding plus 212,989 exerciseable options/warrants less 383,708 management roll-over shares and equivalents
(b) At closing assumes net senior debt balance of 0 for Enterprise Calcuation purposes due to restricted cash balance and the tender for Phoenix II shares at $12.75 per share
(c) Available cash sets aside the $20M needed for bonding capacity

THOMASLLOYD
ALARE

IMPLIED VALUATION AT VARIOUS OFFER PRICES PROJECT PHOENIX Case: Base Page 2 PHOENIX I Offer Price $13.00 $14.00 $14.50 $ 15.00 $ 15.50 $16.00 $ 16.50 $17.00 $17.50 $18.00 $ 19.00 Premium Calculation Premium to Current Price ($12.25) 6.1% 14.3% 18.4% 22.4% 26.5% 30.6% 34.7% 38.8% 42.9% 46.9% 55.1% 30 Trading Day Avg. Price (a) $12.19 Premium to 30 Day Avg. Price 6.6% 14.8% 18.9% 23.1% 27.2% 31.3% 35.4% 39.5% 43.6% 47.7% 55.9% 60 Trading Day Avg. Price (a) $12.61 Premium to 30 Day Avg. Price 3.1% 11.0% 15.0% 19.0% 22.9% 26.9% 30.8% 34.8% 38.8% 42.7% 50.7% 90 Trading Day Avg. Price (a) $12.99 Premium to 30 Day Avg. Price 0.1% 7.8% 11.6% 15.5% 19.3% 23.2% 27.0% 30.9% 34.7% 38.6% 46.3% 120 Trading Day Avg. Price (a) $13.08 Premium to 30 Day Avg. Price -0.6% 7.0% 10.9% 14.7% 18.5% 22.3% 26.1% 30.0% 33.8% 37.6% 45.3% Enterprise Value Calculation FD Shares Outstanding (b) 5,319 5,319 5,319 5,319 5,319 5,319 5,319 5,319 5,319 5,319 5,319 Implied Equity Value 69,146 74,465 77,125 79,784 82,444 85,103 87,763 90,422 93,082 95,741 101,060 Plus: Net Debt as of 6/30/07 12,560 12,560 12,560 12,560 12,560 12,560 12,560 12,560 12,560 12,560 12,560 Less: Assumed Cash from Option Exercise (b) 948 2,543 2,543 2,543 2,543 2,543 2,543 2,543 2,543 2,543 2,543 Implied Enterprise Value $ 80,759 $ 84,482 $ 87,142 $ 89,801 $ 92,461 $ 95,120 $ 97,780 $ 100,439 $ 103,099 $ 105,758 $ 111,077 Implied Valuation Multiples LTM Revenue 202,760 0.40 x 0.42 x 0.43 x 0.44 x 0.46 x 0.47 x 0.48 x 0.50 x 0.51 x 0.52 x 0.55 x 2007 P Revenue 212,672 0.38 x 0.40 x 0.41 x 0.42 x 0.43 x 0.45 x 0.46 x 0.47 x 0.48 x 0.50 x 0.52 x FY2008E Revenue (c) 246,382 0.33 x 0.34 x 0.35 x 0.36 x 0.38 x 0.39 x 0.40 x 0.41 x 0.42 x 0.43 x 0.45 x FY2009E Revenue (c) 301,248 0.27 x 0.28 x 0.29 x 0.30 x 0.31 x 0.32 x 0.32 x 0.33 x 0.34 x 0.35 x 0.37 x LTM EBITDA 13,100 6.16 x 6.45 x 6.65 x 6.86 x 7.06 x 7.26 x 7.46 x 7.67 x 7.87 x 8.07 x 8.48 x 2007 P EBITDA 12,352 6.54 x 6.84 x 7.05 x 7.27 x 7.49 x 7.70 x 7.92 x 8.13 x 8.35 x 8.56 x 8.99 x FY2008E EBITDA (c) 15,661 5.16 x 5.39 x 5.56 x 5.73 x 5.90 x 6.07 x 6.24 x 6.41 x 6.58 x 6.75 x 7.09 x FY2009E EBITDA (c) 16,591 4.87 x 5.09 x 5.25 x 5.41 x 5.57 x 5.73 x 5.89 x 6.05 x 6.21 x 6.37 x 6.70 x (a) Based on average closing prices for the respective periods as of 10/24/07. (b) Assumes that all in-the-money options convert to common shares: cash from option exercise is assumed to be added to Phoenix II balance sheet. (c) Projections as provided by Phoenix I management.

RETURN ANALYSIS PROJECT PHOENIX Case: Base Page 3 ($in thousands except as otherwise noted) EXIT YEAR 12/31/2011 12/31/2012 12/31/2013 Exit Multiple 7.0x8.0x 9.0x7.0x 8.0x9.0x 7.0x8.0x 9.0x Exit Year EBITDA$20,075 $20,075 $20,075 $22,083 $22,083$22,083$24,291 $24,291 $24,291 Exit Year Enterprise Value$140,525.5 $160,600.6 $180,675.7 $154,578.1 $176,660.7 $198,743.2 $170,035.9 $194,326.7 $218,617.6 Less: Net Debt ($42,692.7) ($42,692.7) ($42,692.7) ($40,242) ($40,242) ($40,242) ($37,114) ($37,114) ($37,114) Common Equity Value $97,832.9 $117,908.0 $137,983.0 $114,335.6 $136,418.2 $158,500.8 $132,921.6 $157,212.5 $181,503.3 % Initial Equity Source/HolderOwnership Investment Equity Value of Holding and Implied IRR Management 29.9% $5,700.2 $29,273.4 $35,280.2 $41,287.0 $34,211.3 $40,818.8 $ 47,426.3 $39,772.6 $47,040.8 $54,309.1 IRR 50.5% 57.7% 64.0% 56.5% 63.5% 69.8% 62.5% 69.4% 75.6% New Equity Sponsor 70.1% 32,500.2 $68,559.5 $82,627.8 $96,696.0 $80,124.3 $95,599.4 $111,074.5 $93,149.0 $110,171.6 $127,194.2 IRR 20.5% 26.3% 31.3%25.3%30.9% 35.9% 30.1% 35.7% 40.6%

NEW EQUITY SPONSOR IRR SENSITIVITY ANALYSIS PROJECT PHOENIX Case: Base Page 4 ($in thousands except as otherwise noted) PURCHASE PRICE PER SHARE $14.00 $ 14.50 $ 15.00 $ 15.50 $ 16.00 $ 16.50 $ 17.00 $ 17.50 Implied Premium 14.3% 18.4% 22.4% 26.5% 30.6% 34.7% 38.8% 42.9% (based on Phoenix I price of $12.25 on 10/24/07) Exit Year: 2011 Exit Multiple 5.0 x 5.6% 3.8% 2.1% 0.6% -0.8% -2.1% -3.4% -4.5% 6.0 x ... 13.8% 11.8% 10.1% 8.4% 6.9% 5.4% 4.1% 2.8% 7.0 x ... 20.5% 18.4% 16.6% 14.8% 13.2% 11.7% 10.3% 8.9% 8.0 x ... 26.3% 24.1% 22.1% 20.3% 18.6% 17.0% 15.5% 14.1% 9.0 x ... 31.3% 29.1% 27.0% 25.1% 23.3% 21.7% 20.1% 18.7% Exit Year: 2012 Exit Multiple 5.0 x 10.9% 9.0% 7.3% 5.7% 4.2% 2.8% 1.5% 0.2% 6.0 x ... 18.7% 16.7% 14.9% 13.1% 11.5% 10.0% 8.7% 7.3% 7.0 x ... 25.3% 23.2% 21.2% 19.4% 17.7% 16.1% 14.6% 13.2% 8.0 x ... 30.9% 28.7% 26.7% 24.8% 23.0% 21.3% 19.8% 18.4% 9.0 x ... 35.9% 33.6% 31.5% 29.5% 27.7% 26.0% 24.4% 22.9% Exit Year: 2013 Exit Multiple 5.0 x 20.7% 18.3% 16.1% 14.1% 12.3% 10.6% 9.1% 6.2% 6.0 x ... 28.5% 26.0% 23.7% 21.6% 19.6% 17.9% 16.2% 13.2% 7.0 x ... 35.2% 32.5% 30.1% 27.9% 25.8% 24.0% 22.2% 19.0% 8.0 x ... 41.0% 38.2% 35.7% 33.4% 31.2% 29.3% 27.4% 24.1% 9.0 x ... 46.1% 43.2% 40.6% 38.2% 36.0% 34.0% 32.1% 28.7%

NEW EQUITY SPONSOR IRR SENSITIVITY ANALYSIS PROJECT PHOENIX Case: Base ($ in thousands except as otherwise noted) Implied Purchase Price per Share Implied Prem. to Current Phoenix I Price based on EBITDA Exit Multiple of: based on EBITDA Exit Multiple of: 7.0x 8.0x 9.0x 7.0x 8.0x 9.0x IRR Exit Year
25.0% 2011 $14.66 $ 16.13 $ 17.60 19.7% 31.7% 43.7% 2012 $15.98 $ 17.59 $ 19.22 30.4% 43.6% 56.9% 2013 $ 17.45 $ 19.23 $ 21.02 42.5% 57.0% 71.6% 30.0% 2011 $13.54 $ 14.78 $ 16.05 10.6% 20.7% 31.0% 2012 $14.67 $ 16.03 $ 17.42 19.7% 30.9% 42.2% 2013 $ 15.93 $ 17.44 $ 18.96 30.1% 42.3% 54.8% 35.0% 2011 $12.61 $ 13.68 $ 14.76 2.9% 11.6% 20.5% 2012 $13.57 $ 14.75 $ 15.94 10.8% 20.4% 30.2% 2013 $ 14.66 $ 15.96 $ 17.27 19.7% 30.3% 41.0%

MODEL ASSUMPTIONS PROJECT PHOENIX Case: Base Page 6 ro Forma Merger Overview Phoenix I Phoenix I Phoenix I Stand Alone @ 2014 @ LBO Deal Number of Existing Common Shares Outstanding 5,130 5,130 5,130 Existing Number of Options/Warrants 319 319 319 Average Exercise Price Per Share $5.00 $ 5.00 $5.00 11 176 Treasury Method Adjustment 189 240 205 Existing Number of Options/Warrants 75 75 75 Average Exercise Price Per Share $ 12.60 $ 12.60 $ 12.60 Treasury Method Adjustment 0 28 8 Existing Number of Options/Warrants 0 0 0 Average Exercise Price Per Share $ — $- $ -Treasury Method Adjustment 0 0 0 Existing Number of Options/Warrants 0 0 0 Average Exercise Price Per Share $ — $- $ -Treasury Method Adjustment 0 0 0 Fully Diluted Shares 5,319 5,397 5,343 Current Market Price Per Share $ 12.25 $ 20.00 $ 14.00 Date of Current Market 10/24/2007 10/24/2007 10/24/2007

PRO FORMA COVERAGES PROJECT PHOENIX Case: Base Page 7 ($in thousands except as otherwise noted) PRO FORMA COVERAGES Pro Forma Fiscal Year Ended Expected Projected 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014
EBITDA/Interest 2.3 x 3.0 x 2.6 x 3.3 x 3.6 x 4.0 x 4.6 x 5.2 x 6.0 x 7.0 x FCF/Interest 1.2 x 1.1 x 1.6 x 1.8 x 2.1 x 2.3 x 2.6 x 3.0 x 3.5 x 4.1 x Senior Debt/EBITDA 4.4 x 3.4 x 3.9 x 3.5 x 2.8 x 2.0 x 1.4 x 0.9 x 0.8 x 0.0 x Senior Debt/FCF (a) 8.2 x 9.3 x 6.4 x 5.3 x 4.8 x 4.2 x 3.7 x 3.2 x 2.6 x 3.4 x Total Debt/EBITDA 6.2 x 4.9 x 5.5 x 4.2 x 4.0 x 3.5 x 3.1 x 2.7 x 2.4 x 2.0 x Total Debt/FCF (a) 11.6 x 13.1 x 9.1 x 7.6 x 6.9 x 6.1 x 5.4 x 4.7 x 4.1 x 3.4 x Proforma Net Debt/EBITDA 4.4 x 3.4 x 3.9 x 2.9 x 2.8 x 2.4 x 2.1 x 1.8 x 1.5 x 1.2 x Proforma Net Debt/FCF (a) 8.1 x 9.2 x 6.3 x 5.3 x 4.8 x 4.2 x 3.7 x 3.2 x 2.6 x 2.2 x FCF/Total Debt Service (a) 0.4 x 0.4 x 0.6 x 0.7 x 0.7 x 0.8 x 0.9 x 1.0 x 3.7 x 0.8 x At Close Excess Availability 13,715 20,389 27,394 32,722 38,879 45,963 54,080 43,321 (a) FCF represents EBITDA less maintenance capital expenditures.

FINANCIAL SUMMARY PROJECT PHOENIX
Case: Base Page 8

($ in thousands except as otherwise noted)

	Pro Forma FY Ended		Expected				Projected			
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
Revenues	$183,873	$195,522	$212,672	$246,382	$301,248	$331,373	$364,510	$400,961	$441,057	$485,163
Revenue Growth	NM	NM	NM	15.9%	22.3%	10.0%	10.0%	10.0%	10.0%	10.0%
EBITDA	$11,020	$14,034	$12,352	$15,661	$16,591	$18,250	$20,075	$22,083	$24,291	$26,720
EBITDA Margin	6.0%	7.2%	5.8%	6.4%	5.5%	5.5%	5.5%	5.5%	5.5%	5.5%
EBIT	$6,521	$8,148	$8,223	$10,118	$10,348	$11,237	$12,215	$13,291	$14,474	$15,776
EBIT Margin	3.5%	4.2%	3.9%	4.1%	3.4%	3.4%	3.4%	3.3%	3.3%	3.3%
FCF (a)	$5,890	$5,217	$7,552	$8,661	$9,591	$10,550	$11,605	$12,766	$14,042	$15,446
FCF Growth	NM	-11.4%	44.7%	14.7%	10.7%	10.0%	10.0%	10.0%	10.0%	10.0%
Net Income	$ 4,204	$ 4,166	$ 5,558	$3,222	$3,468	$4,036	$4,700	$5,443	$6,275	$7,178
Net Income %	2.3%	2.1%	2.6%	1.3%	1.2%	1.2%	1.3%	1.4%	1.4%	1.5%
Fully Diluted EPS	$ 1.01	$ 0.90	$ 1.05	$ 0.60	$ 0.65	$ 0.75	$ 0.87	$ 1.01	$ 1.16	$ 1.33
Maintenance Capital Expenditures	$5,130	$8,816	$4,800	$7,000	$7,000	$7,700	$8,470	$9,317	$10,249	$11,274
Expansionary Capital Expenditures	0	0	0	0	0	0	0	0	0	0
Total Capital Expenditures	$5,130	$8,816	$4,800	$7,000	$7,000	$7,700	$8,470	$9,317	$10,249	$11,274
Net Interest Expense				$4,748	$4,568	$4,510	$4,382	$4,218	$4,016	$3,812

(a) Free Cash Flow equals consolidated EBITDA less consolidated maintenance capital expenditures.

THOMASLLOYD ALARE

FINANCING ASSUMPTIONS PROJECT PHOENIX
Case: Base Page 9

Financing Assumptions:

	At Close	Projected 2008	2009	2010	2011	2012	2013	2014
Revolver	6.50%	6.50%	6.50%	6.50%	6.50%	6.50%	6.50%	6.50%
Senior Debt	7.00%	7.00%	7.00%	7.00%	7.00%	7.00%	7.00%	7.00%
Subordinated Debt	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%
Bridge Loan	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%
Notes Payable	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%
Tax Rates:								
Assumed Blended Rate	40.00%	40.00%	40.00%	40.00%	40.00%	40.00%	40.00%	40.00%
Earned on Cash Balances	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%

Working Capital Analysis (a):

	At Close	Projected 2008	2009	2010	2011	2012	2013	2014
Days Receivable	57.76	57.76	57.76	57.76	57.76	57.76	57.76	57.76
Accounts Receivable/Revenue	15.82%	15.82%	15.82%	15.82%	15.82%	15.82%	15.82%	15.82%
Inventories/COS	0.66%	0.66%	0.66%	0.66%	0.66%	0.66%	0.66%	0.66%
Other Current Assets/Revenue	1.33%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%
Other Assets/Revenue	0.00%	0.30%	0.30%	0.30%	0.30%	0.30%	0.30%	0.30%
Days Payable	36.78	34.84	34.84	34.84	34.84	34.84	34.84	34.84
Accounts Payable/COS	10.08%	9.55%	9.55%	9.55%	9.55%	9.55%	9.55%	9.55%
Accrued Liabilities/Total Operating Expense	45.01%	45.00%	45.00%	45.00%	45.00%	45.00%	45.00%	45.00%
Other Accrued Expenses/Total Operating Expense	117.72%	162.37%	153.30%	139.36%	126.69%	115.18%	104.71%	95.19%

(a) Working capital assumptions are based on management estimates.

ThomasLloyd
ALARE

INCOME STATEMENTS PROJECT PHOENIX Case: Base Page 10 ($in thousands except as otherwise noted) Pro Forma FY Ended Expected Projected 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Net Sales 183,873 195,522 212,672 246,382 301,248 331,373 364,510 400,961 441,057 485,163 Direct costs 164,186 170,326 188,399 219,221 272,477 299,725 329,697 362,667 398,934 438,827 Gross Profit 19,687 25,196 24,273 27,161 28,771 31,648 34,813 38,294 42,124 46,336 Total Operating Expenses (d) 8,667 11,162 11,921 11,500 12,180 13,398 14,738 16,212 17,833 19,616 EBITDA (a) 11,020 14,034 12,352 15,661 16,591 18,250 20,075 22,083 24,291 26,720 Depreciation and Amortization 4,499 5,885 4,129 5,543 6,243 7,013 7,860 8,792 9,817 10,944 EBIT 6,521 8,148 8,223 10,118 10,348 11,237 12,215 13,291 14,474 15,776 Interest Expense: (b) Revolver (c) 325 739 1,289 1,767 2,211 2,616 2,412 Senior Debt 3,036 2,429 1,821 1,214 607 0 0 Subordinated Debt 2,000 2,000 2,000 2,000 2,000 2,000 2,000 Preferred Equity 0 0 0 0 0 0 0 Seller Note Payable 0 0 0 0 0 0 0 Interest Income (613) (600) (600) (600) (600) (600) (600) Total Interest Expense 4,748 4,568 4,510 4,382 4,218 4,016 3,812 Pretax Income 5,370 5,780 6,727 7,833 9,072 10,458 11,963 Income Taxes 2,148 2,312 2,691 3,133 3,629 4,183 4,785 Net Income 3,222 3,468 4,036 4,700 5,443 6,275 7,178 Number of Shares Outstanding 5,343 5,343 5,397 5,397 5,397 5,397 5,397 Fully Diluted EPS $0.60 $ 0.65 $ 0.75 $ 0.87 $ 1.01 $ 1.16 $ 1.33 Operating Margins: EBITDA Margin -— -— -— 6.4% 5.5% 5.5% 5.5% 5.5% 5.5% 5.5% EBIT Margin -— -— -— 4.1% 3.4% 3.4% 3.4% 3.3% 3.3% 3.3% NI Margin -— -— -— 1.3% 1.2% 1.2% 1.3% 1.4% 1.4% 1.5% (a) Excludes non-cash items. (b) Interest expense is calculated from the previous years’ debt balance. (c) Interest expense on the revolver is calculated on the previous years principal balance.

CASH FLOW ANALYSIS AND CAPITALIZATION TABLE PROJECT PHOENIX Case: Base Page 11 ($in thousands except as otherwise noted) Projected 2008 2009 2010 2011 2012 2013 2014 EBITDA $15,661 $16,591 $18,250 $20,075 $22,083 $24,291 $26,720 LESS: Interest Expense 4,748 4,568 4,510 4,382 4,218 4,016 3,812 Income Tax 2,148 2,312 2,691 3,133 3,629 4,183 4,785 Preferred Dividends 0 0 0 0 0 0 0 Add: Non-Cash Interest Expense 0 0 0 0 0 0 0 Maintenance Capital Expenditures 7,000 7,000 7,700 8,470 9,317 10,249 11,274 Expansionary Capital Expenditures 0 0 0 0 0 0 0 Total Capital Expenditures 7,000 7,000 7,700 8,470 9,317 10,249 11,274 Changes in Other Assets 739 16590 99109 120132 Changes in Other Liabilities0 000 0 0 0 Increases (Decreases) in Working Capital (849) 2,332 1,949 2,144 2,359 2,595 2,854 Cash Flow Available for Debt Amortization 1,875 214 1,309 1,846 2,450 3,128 3,862 Scheduled Amortization: Senior Debt 8,674 8,674 8,674 8,674 8,674 0 0 Subordinated Debt 0 0 0 0 0 0 20,000 Bridge Loan 0 0 0 0 0 0 0 Notes Payable 0 0 0 0 0 0 0 Total Scheduled Amortization 8,674 8,674 8,674 8,674 8,674 0 20,000 Increase (Decrease) in Cash (6,799) (8,459) (7,364) (6,827) (6,224) 3,128 (16,138) Drawdown of Revolver 6,368 8,459 7,364 6,827 6,224 016,138 Paydown of Revolver 0 0 0 0 0 3,128 0 Net Increase (Decrease) in Cash (431) 0 0 0 0 0 0 At Projected Capitalization Table: Closing 2008 2009 2010 2011 2012 2013 2014 Revolver $5,000 $11,368 $19,827 $27,192 $34,019 $40,242 $37,114 $53,252 Notes Payable 0 0 0 0 0 0 0 0 Senior Debt 43,369 34,695 26,021 17,347 8,674 0 0 0 Subordinated Debt 20,000 20,000 20,000 20,000 20,000 20,000 20,000 0 Seller note 0 0 0 0 0 0 0 0 Total Debt 68,369 66,063 65,848 64,539 62,693 60,242 57,114 53,252 Preferred Equity 00 00 00 00 Common Equity32,50035,722 39,190 43,226 47,926 53,369 59,644 66,822 Stockholders’ Equity 32,500 35,722 39,190 43,226 47,926 53,369 59,644 66,822 Total Capitalization $100,869 $101,785 $105,039 $107,765 $110,619 $113,612 $116,758 $120,074 Cash Balances $20,431 $20,000 $20,000 $20,000 $20,000 $20,000 $20,000 $20,000

BALANCE SHEETS            PROJECT PHOENIX Case: Base            Page 12 ($in thousands except as otherwise noted) June 30, 2007 Unaudited Financing Adjustments            At            Projected 2007 Debit            Credit            Closing 2008 2009 2010 2011 2012 2013 2014 ASSETS Cash and Marketable Securities (a) $25,816 $82,500 ($87,885) $20,431 $20,000 $20,000 $20,000 $20,000 $20,000 $20,000 $20,000 Accounts Receivable 33,652 0 0 33,652 38,986 47,668 52,434 57,678 63,446 69,790 76,769 Inventories 1,251 0 0 1,251 1,456 1,809 1,990 2,189 2,408 2,649 2,914 Other Current and Intercompany 2,820 0 0 2,820 2,820 1,506 1,657 1,823 2,005 2,205 2,426 Total Current Assets 63,539 82,500 (87,885) 58,154 63,262 70,983 76,082 81,690 87,859 94,645 102,109 PP&E , net 36,493 0 0 36,493 43,493 50,493 58,193 66,663 75,980 86,229 97,503 Less Accumulated Depreciation 0 0 0 0 4,829 10,359 16,658 23,804 31,882 40,985 51,216 Net PP&E 36,493 0 0 36,493 38,664 40,135 41,535 42,859 44,098 45,244 46,287 Goodwill, net 040,260 0 40,260 40,260 40,260 40,260 40,260 40,260 40,260 40,260 Refundable Deposits 884 0 0 884 862 840 818 796 774 752729 Claims Receivable 2,464 0 0 2,464 2,341 2,217 2,094 1,971 1,848 1,725 1,602 Note Receivable — less current portion 481 0 0 481 412 343 275 206 137 69 0 Capitalized Transaction Costs0 3,500 0 3,500 3,000 2,500 2,000 1,500 1,000 500 0 Other Assets 0 0 0 0 739 904 994 1,094 1,203 1,323 1,455 Total Assets $103,861 $126,261 ($87,885) $142,236 $149,540 $158,183 $164,058 $170,375 $177,179 $184,517 $192,443 LIABILITIES AND SHAREHOLDERS’ EQUITY Revolver 0 5,000 0 5,000 11,368 19,827 27,192 34,019 40,242 37,114 53,252 Accounts Payable 18,985 0 0 18,985 20,925 26,009 28,609 31,470 34,617 38,079 41,887 Accrued Liabilities 5,365 0 0 5,365 5,175 5,481 6,029 6,632 7,295 8,025 8,827 Other Current Liabilities 14,034 0 0 14,034 18,672 18,672 18,672 18,672 18,672 18,672 18,672 Total Current Liabilities 38,384 5,000 0 43,384 56,140 69,989 80,502 90,793 100,827 101,890 122,638 Total Debt: Other 0 0 0 0 0 0 0 0 0 0 0 Senior Debt 18,369 25,000 0 43,369 34,695 26,021 17,347 8,674 0 0 0 Subordinated Debt 0 20,000 0 20,000 20,000 20,000 20,000 20,000 20,000 20,000 0 Obligations under capital leases 8 0 0 8 8 8 8 8 8 8 8 Note Payable and Accrued Interest 0 0 0 0 0 0 0 0 0 0 0 Seller Note 0 0 0 0 0 0 0 0 0 0 0 Total Long-Term Debt 18,376 45,000 0 63,376 54,703 46,029 37,355 28,682 20,008 20,008 8 Other Liabilities 2,975 0 0 2,975 2,975 2,975 2,975 2,975 2,975 2,975 2,975 Total Liabilities 59,736 50,000 0 109,736 113,818 118,993 120,832 122,450 123,810 124,873 125,621
Shareholders’ Equity: Preferred Stock 0 0 0 0 0 0 0 0 0 0 0 Investments in Subsidiaries (a) 12,571 0 (12,571) 0 0 0 0 0 0 0 0 Common Stock + APIC 19,230 32,500 (19,230) 32,500 32,500 32,500 32,500 32,500 32,500 32,500 32,500 Treasury Stock 0 0 0 0 0 0 0 0 0 0 0 Retained Earnings / (Loss) 12,324 0 (12,324) 0 3,222 6,690 10,726 15,426 20,869 27,144 34,322 Total Shareholders’ Equity 44,125 32,500 (44,125) 32,500 35,722 39,190 43,226 47,926 53,369 59,644 66,822 Total Lia. & SH Equity $103,861 $82,500 ($44,125) $142,236 $149,540 $158,183 $164,058 $170,375 $177,179 $184,517 $192,443 0 0 0 0 0 0 0 0 0 (a) Investments in subsidiaries goes to zero after deal closes, as Phoenix II becomes part of Phoenix I. Cash balance adjusted to reflect recent open market purchases of Phoenix II shares.

DEBT CAPACITY PROJECT PHOENIX
Case: Base Page 13

($ in thousands except as otherwise noted)

	Eligible	Advance	@ Closing Proforma	Projected 2008	2009	2010	2011	2012	2013	2014
Effective Accounts Receivable Advance Rate	90%	75%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%
Effective Inventory Advance Rate	85%	65%	55.3%	55.3%	55.3%	55.3%	55.3%	55.3%	55.3%	55.3%
Accounts Receivable			33,652	38,986	47,668	52,434	57,678	63,446	69,790	76,769
Inventory			1,251	1,456	1,809	1,990	2,189	2,408	2,649	2,914
Advance Against Accounts Receivable			22,715	26,316	32,176	35,393	38,933	42,826	47,108	51,819
Advance Against Inventories			691	804	1,000	1,100	1,210	1,331	1,464	1,610
Total Revolver Advance			23,406	27,120	33,175	36,493	40,142	44,156	48,572	53,429
Outstanding Revolver Balance			5,000	11,368	19,827	27,192	34,019	40,242	37,114	53,252
Total Net PP&E (BV)			36,493	38,664	40,135	41,535	42,859	44,098	45,244	46,287
Effective Advance Rate on Net PP&E	100%	50%	50%	50%	50%	50%	50%	50%	50%	50%
Borrowing Base on Net PP&E			18,247	19,332	20,067	20,768	21,430	22,049	22,622	23,144
Senior Term Debt			0	0	0	0	0	0	0	0
Excess/(Shortfall) on Fixed Assets			18,247	19,332	20,067	20,768	21,430	22,049	22,622	23,144
Total Borrowing Availability			41,653	46,452	53,243	57,261	61,572	66,205	71,194	76,573
Total Senior Outstandings (Net Cash)			27,938	26,063	25,848	24,539	22,693	20,242	17,114	33,252
Excess Availability			13,715	20,389	27,394	32,722	38,879	45,963	54,080	43,321

ThomasLloyd ALARE

DEBT SCHEDULE PROJECT PHOENIX Case: Base Page 14 ($in thousands except as otherwise noted) At Projected Closing 2008 2009 2010 2011 2012 2013 2014 Revolver Beginning Balance $ 5,000 $ 11,368 $ 19,827 $ 27,192 $ 34,019 $ 40,242 $ 37,114 Interest Expense 6.5% 325 739 1,289 1,767 2,211 2,616 2,412 Additions 6,368 8,459 7,364 6,827 6,224 — 16,138 Reductions — - — - — 3,128 -Ending Balance 5,000 11,368 19,827 27,192 34,019 40,242 37,114 53,252 Senior Debt Beginning Balance$ 43,369 $ 34,695 $26,021 $17,347 $ 8,674 $ — $ -Interest Expense 7.0% 3,036 2,429 1,821 1,214 607 — -Amortization 5 Years 8,674 8,674 8,674 8,674 8,674 Ending Balance 43,369 34,695 26,021 17,347 8,674 — — - Subordinated Debt Beginning Balance$ 20,000 $ 20,000 $20,000 $ 20,000 $20,000 $20,000 $20,000 Interest Expense 10.0% 2,000 2,000 2,000 2,000 2,000 2,000 2,000 Amortization — — — — — — 20,000 Ending Balance 20,000 20,000 20,000 20,000 20,000 20,000 20,000 - Present Value of Note- - — — — -Discount Rate of Note 10.0% Income Taxes40.0% 2,148 2,312 2,691 3,133 3,629 4,183 4,785 NOL — — — — — — -Net Income Taxes 2,148 2,312 2,691 3,133 3,629 4,183 4,785 NOL Beginning Balance $- $ — $ — $ — $ — $ — $ -Additions — — — — — — -Reductions — — — — — — - Ending BalanceInput Required—>- — — — — — — -

PRO FORMA AND OPERATING ASSUMPTIONS

PROJECT PHOENIX

Page 16

Case: Base

($ in thousands except as otherwise noted)

Pro Forma Consolidated Operations	Pro Forma FY Ended 2005	2006	Expected 2007	Projected 2008	2009	2010	2011	2012	2013	2014
Net Sales										
Internal Growth	183,873	195,522	212,672	246,382	301,248	331,373	364,510	400,961	441,057	485,163
External Growth										
Total Net Sales	183,873	195,522	212,672	246,382	301,248	331,373	364,510	400,961	441,057	485,163
Direct Costs										
Internal Growth	164,186	170,326	188,399	219,221	272,477	299,725	329,697	362,667	398,934	438,827
Total Direct Costs	164,186	170,326	188,399	219,221	272,477	299,725	329,697	362,667	398,934	438,827
Gross Profit	19,687	25,196	24,273	27,161	28,771	31,648	34,813	38,294	42,124	46,336
SG&A	8,667	11,162	11,921	11,500	12,180	13,398	14,738	16,212	17,833	19,616
EBITDA (c)	11,020	14,034	12,352	15,661	16,591	18,250	20,075	22,083	24,291	26,720
Depreciation & Amortization (a)	4,499	5,885	4,129	5,543	6,243	7,013	7,860	8,792	9,817	10,944
EBIT	6,521	8,148	8,223	10,118	10,348	11,237	12,215	13,291	14,474	15,776

Operating Assumptions	Pro Forma FY Ended 2005	2006	2007	Projected 2008	2009	2010	2011	2012	2013	2014
Net Sales Growth	NM	6.3%	8.8%	15.9%	22.3%	10.0%	10.0%	10.0%	10.0%	10.0%
Cost of Sales %	89.3%	87.1%	88.6%	89.0%	90.4%	90.4%	90.4%	90.4%	90.4%	90.4%
Gross Margin	10.7%	12.9%	11.4%	11.0%	9.6%	9.6%	9.6%	9.6%	9.6%	9.6%
Variable SG&A %	4.7%	5.7%	5.6%	4.7%	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%
Total SG&A %	4.7%	5.7%	5.6%	4.7%	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%
EBITDA %	6.0%	7.2%	5.8%	6.4%	5.5%	5.5%	5.5%	5.5%	5.5%	5.5%
Maintenance Capex										
Maint. Capex (% of revenues)	2.79%	4.51%	2.26%	2.84%	2.32%	2.32%	2.32%	2.32%	2.32%	2.32%
Capital Requirement	5,130	8,816	4,800	7,000	7,000	7,700	8,470	9,317	10,249	11,274
Expansionary Capex										
Expansionary Capex (% of revenues)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Expansionary Capex	0	0	0	0	0	0	0	0	0	0

(a) Deprecition in 2007 is set equal to 2006

ThomasLloyd

ALARE

DEPRECIATION AND AMORTIZATION SCHEDULES | PROJECT PHOENIX
Case: Base | Page 17

($ in thousands except as otherwise noted)

DEPRECIATION ON PP&E AT CLOSING

	PP&E @ Close	Depreciable Life	Projected 2007	2008	2009	2010	2011	2012	2013	2014
Total	36,493	10.0	$3,649	3,649	3,649	3,649	3,649	3,649	3,649	3,649

DEPRECIATION ON CAPITAL EXPENDITURES

Capital Expenditure	Depreciable Life	Projected 2007	2008	2009	2010	2011	2012	2013	2014
4,800	10.0	$480	480	480	480	480	480	480	480
7,000	10.0		700	700	700	700	700	700	700
7,000	10.0			700	700	700	700	700	700
7,700	10.0				770	770	770	770	770
8,470	10.0					847	847	847	847
9,317	10.0						932	932	932
10,249	10.0							1,025	1,025
11,274	10.0								1,127
		480	1,180	1,880	2,650	3,497	4,429	5,454	6,581
		$4,129	$4,829	$5,529	$6,299	$7,146	$8,078	$9,103	$10,230

AMORTIZATION SCHEDULE

	Amount	Amortization Period	Projected 2008	2009	2010	2011	2012	2013	2014
Transaction Fee Amortization	$3,500	7.0	$500	$500	$500	$500	$500	$500	$500
Goodwill Amortization	40,260	0.0	$0	$0	$0	$0	$0	$0	$0
Refundable Deposits Amortization	884	40.0	$22	22	22	22	22	22	22
Donor Base and Records Amortization	2,464	20.0	$123	123	123	123	123	123	123
Deferred Bond Amortization	481	7.0	$69	69	69	69	69	69	69
Total Amortization			$714	$714	$714	$714	$714	$714	$714

TOTAL DEPRECIATION & AMORTIZATION

	Projected 2008	2009	2010	2011	2012	2013	2014
Total Depreciation & Amortization	$5,543	$6,243	$7,013	$7,860	$8,792	$9,817	$10,944

THOMASLLOYD
ALARE